(j)(2)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Voya Mutual Funds

We consent to the use of our report dated December 20, 2018, with respect to the financial statements of Voya Global Diversified Payment Fund (formerly Voya Global Target Payment Fund), a series of Voya Series Fund, Inc., incorporated herein by reference, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts

October 30, 2019